EXHIBIT 5

JOINDER TO JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to become parties to that certain Joint Filing Agreement dated July 12, 2023 by Chicago Atlantic Credit Opportunities, LLC, Chicago Atlantic Advisers, LLC, Chicago Atlantic Manager, LLC, Chicago Atlantic GP Holdings, LLC, Chicago Atlantic Group, LP, and Chicago Atlantic Group GP, LLC.

This Joinder to Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this agreement.

Date:	June 27, 2024

CHICAGO ATLANTIC CREDIT COMPANY, LLC

By:	/s/ John Mazarakis
Name:	John Mazarakis
Title:	Authorized Signatory

CHICAGO ATLANTIC OPPORTUNITY PORTFOLIO, LP

By:	/s/ John Mazarakis
Name:	John Mazarakis
Title:	Authorized Signatory

CHICAGO ATLANTIC OPPORTUNITY GP, LLC

By:	/s/ John Mazarakis
Name:	John Mazarakis
Title:	Authorized Signatory